UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2023

VYANT BIO, INC.

(Exact Name of Company as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code (201) 479-1357

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VYNT	The Nasdaq Capital Market

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

San Diego Facility Closure

On March 9, 2023, the Company’s subsidiary, StemoniX, Inc., terminated its January 2022, lease agreement (the “San Diego Lease”) with Nancy Ridge Technology Center, L.P. for the lease of approximately 5,000 rentable square feet of laboratory and office space for an original term of approximately 5 years. The San Diego Lease was guaranteed by the Company. The effective date of the termination is March 31, 2023. The landlord is retaining approximately two months rent ($45,000) as an early termination fee.

On March 7, 2023, the Company sold its equipment in its San Diego laboratory to a third party and received $200,000 in consideration for such sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYANT BIO, INC.

Date:	March 13, 2023	By:	/s/ Andrew D. C. LaFrence
		Name:	Andrew D. C. LaFrence
		Title:	President, Chief Executive Officer, and Chief Financial Officer